Exhibit 10.19

AMENDMENT NO. 1 TO

TRANSITION, SEPARATION, AND CONSULTING AGREEMENT

Effective Date: June 3, 2026

This Amendment No. 1 to Transition, Separation, and Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between LB Pharmaceuticals, Inc. (“Client”) and Zachary Prensky (“Consultant”). This Agreement shall amend, effective as of the Effective Date, that certain letter agreement, dated November 26, 2024, by and between Client and Consultant, with the subject “Transition, Separation, and Consulting Agreement” (the “Transition Agreement”), as set forth herein. Capitalized terms not defined herein shall have the meanings ascribed to them in the Transition Agreement.

1.
Section 5 (Consulting Agreement) of the Transition Agreement is hereby deleted and replaced in its entirety with the following:
(A)
Services. Subject to the terms of this Agreement, Consultant shall use his best efforts to provide consulting services as may be reasonably requested by Client in the areas of Consultant’s experience and expertise (the “Services”). Consultant will be free of control and direction from the Client (other than general oversight and control over the results of the Services) and will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make certain of its equipment or facilities available to Consultant at Consultant’s request. While on the Client’s premises, Consultant agrees to comply with Client’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Client’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.
(B)
Consideration. As the only consideration due to Consultant for the Services, Consultant shall receive the benefits described in the Transition Agreement, and notwithstanding anything to the contrary under the Plan (as defined in the Transition Agreement), vesting of each of Consultant’s outstanding and unvested Options (as defined in the Transition Agreement) will continue for the duration of the term of this Agreement, which shall be considered a continuation of Consultant’s Continuous Service Status (as defined in the Plan). The Options shall continue to be governed by the Plan and all applicable grant notices and agreements. Consultant will be reimbursed only for expenses that have been approved in advance in writing by Client, provided Consultant has furnished such documentation for authorized expenses as Client may reasonably request. Consultant will invoice Client monthly for expenses and will provide such reasonable receipts or other documentation of expenses as Client might request.
(C)
Ownership of Work Product. Consultant hereby irrevocably assigns to Client all right, title and interest worldwide in and to any ideas, concepts, processes, discoveries, inventions, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other works of authorship, and any other work product created, conceived or developed by Consultant (whether alone or jointly with others) for Client during or before the term of this

Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (including all rights to priority and rights to file patent applications and/or registered designs) (collectively, the “Work Product”). Consultant retains no rights to use the Work Product and agrees not to challenge the validity of Client’s ownership of, or intellectual property rights in, the Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, any copyright assignment or patent assignment provided by the Client. Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. At Client’s request, Consultant will promptly record any such patent assignment with the United States Patent and Trademark Office. Client will reimburse Consultant for any reasonable out-of-pocket expenses actually incurred by Consultant in fulfilling its obligations under this section. Consultant will disclose promptly in writing to Client all Work Product.
(D)
Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to Client an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client or Client’s customers and channel partners.
(E)
License to Preexisting IP. Consultant agrees not to use or incorporate into Work Product any intellectual property developed by any third party or by Consultant other than in the course of performing services for Client (“Preexisting IP”) unless the Preexisting IP has been specifically identified and described to Client in writing. In the event Consultant uses or incorporates Preexisting IP into Work Product, Consultant hereby grants to Client a non-exclusive, worldwide, fully-paid and royalty-free, irrevocable, perpetual license, with the right to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, digitally transmit, create derivative works of, publicly perform and publicly display in any medium or format, whether now known or later developed, such Preexisting IP incorporated or used in Work Product.
(F)
Representations and Warranties. Consultant represents and warrants that: (i) the Services will be performed in a professional manner and in accordance with the industry standards, (ii) the Work Product will be an original work of Consultant, (iii) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section (c) (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), (iv) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, (v) Consultant has an unqualified right to grant to Client the license to Preexisting IP set forth in Section (e), (vi) none of the Work Product incorporates any software code licensed under the GNU General Public License, Lesser General Public License, Affero General Public License, “copyleft” license or any other license that, by its terms, requires or conditions the use or distribution of such code on the disclosure, licensing, or distribution of any source code owned or licensed by Client, except as expressly agreed by the Client in writing, and (vii) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Consultant further represents and warrants that Consultant is self-employed in an independently established trade, occupation, or business; maintains and operates a business that is separate and independent from Client’s business; holds themself out to the public as independently competent and available to provide applicable services similar to the Services; has obtained and/or expects to obtain clients or customers other than Client for whom Consultant performs services; and will perform work for Client that Consultant understands is outside the usual course of Client’s business. Consultant agrees to indemnify and hold Client harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of this Agreement, including any of the representations and warranties set forth in this Section (f).
(G)
Independent Contractor Relationship. Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Consultant’s employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Client. Consultant (if Consultant is an individual) and Consultant’s employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-NEC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Client, or any affiliate of Client, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client.
(H)
Confidential Information. During the term of this Agreement and thereafter Consultant (i) will not use or permit the use of Client’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, (ii) will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and (iii) will not disclose such Confidential Information to any third parties except as set forth in this section. Consultant will protect Client’s Confidential Information from accidental loss and unauthorized use, access or disclosure in the same manner as Consultant protects its own confidential information of a similar nature, but in no event will it exercise less than reasonable care. Notwithstanding the foregoing or anything to the contrary in this Agreement or any other agreement between Client and Consultant, nothing in this Agreement shall limit Consultant’s right to report possible violations of law or regulation with any federal, state, or local government agency. “Confidential Information” as used in this Agreement means all information disclosed by Client to Consultant, whether during or before the term of this Agreement, that is not generally known in the Client’s trade or industry and will include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Consultant, (y) is disclosed to Consultant by a third party without restrictions on disclosure, or (z) was in Consultant’s lawful possession without obligation of confidentiality prior to the disclosure and was not obtained by Consultant either directly or indirectly from Client. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant will first have given notice to Client and will have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(I)
Term and Termination.
(i)
Term. The term of this Agreement shall commence on the Effective Date set forth above and shall continue until terminated as provided in this Agreement.
(ii)
Termination Without Cause. Client may terminate this Agreement with or without cause, at any time upon 5 days’ prior written notice to Consultant. Consultant may terminate this Agreement without cause upon 15 days’ prior written notice to Client.
(iii)
Termination for Cause. Either party may terminate this Agreement immediately in the event the other party has materially breached this Agreement or the Transition Agreement. In addition, Client may terminate this Agreement immediately in the event Consultant’s performance has not been satisfactory, as determined in Client’s sole discretion.
(iv)
Survival. The rights and obligations contained in Sections (c) (“Ownership of Work Product”), (d) (“Other Rights”), (e) (“License to Preexisting IP”), (f) (“Representations and Warranties”), and (h) (“Confidential Information”) will survive any termination or expiration of this Agreement.
(J)
No Conflicts. Consultant will refrain from any activity, and will not enter into any agreement or make any commitment, that is inconsistent or incompatible with Consultant’s obligations under this Agreement, including Consultant’s ability to perform the Services. Consultant represents and warrants that Consultant is not subject to any contract or duty that would be breached by Consultant’s entering into or performing Consultant’s obligations under this Agreement or that is otherwise inconsistent with this Agreement.
(K)
Notices. Any notice required or permitted by this Agreement will be in writing and will be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by email (provided, however, if the sender receives an automatically generated notification that such email was not delivered, such attempted email notice shall be ineffective and deemed to not have been given); or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice will be sent to the addresses set forth below or such other address as either party may specify in writing.
(L)
Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby.
(M)
Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).
2.
Except as modified by this Agreement, the Transition Agreement is in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect, including, without limitation, the release of claims in Section 9 of the Transition Agreement. This Agreement, together with the Transition Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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The parties have executed this Agreement as of the Effective Date.

CLIENT:

LB Pharmaceuticals, Inc.

By: /s/ Heather Turner

Name: Heather Turner

Title: CEO

CONSULTANT:

Zachary Prensky

Name of Consultant (Please Print)

/s/ Zachary Prensky

Signature